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                                                                   Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Summary Selected Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 5, 1998, in Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of The Resort at Summerlin, Limited Partnership and The Resort at Summerlin, Inc. for the registration of $100,000,000 Series B 13% Senior Subordinated PIK Notes due 2007.


                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP

Denver, Colorado
June 22, 1998